EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement"), dated the 24th day of November, 2004, is by and between IDACORP, Inc., an Idaho corporation with its principal place of business at 1221 West Idaho Street, Boise, Idaho (the "Company") and LUCI K. McDONALD, an individual residing in Boise, Idaho (the "Executive").

                                   WITNESSETH

          WHEREAS, the Company desires to retain the services of Executive as the Vice President of Human Resources, and Executive desires to perform such services for the Company on the terms and conditions set forth herein;

          WHEREAS, Executive represents and Company acknowledges that Executive is fully qualified, without the benefit of any further training or experience, to perform the responsibilities and duties, with commensurate authorities, of the position of Vice President of Human Resources of the Company; and

          WHEREAS, Executive agrees to devote her full time and business effort, attention and energies to the diligent performance of her duties hereunder;

          NOW, THEREFORE, Company and Executive, intending to be legally bound, covenant and agree as follows:

1. TERMS OF EMPLOYMENT
   -------------------

     (a) Subject to satisfactory completion of pre-employment drug testing, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

     (b) The employment of the Executive by the Company shall be for a three (3) year term for the period commencing on December 6, 2004 ("Date of Hire") and continuing through


EMPLOYMENT AGREEMENT - 1

December 6, 2007 (the "Term") unless sooner terminated as provided in Section 4 of this Agreement. Following the completion of the Term, this Agreement shall expire and Executive shall thereafter have the status of an "at will" employee subject to termination of her employment by the Company at any time, with or without cause and with or without prior notice of such termination. As an "at will" employee following expiration of this Agreement, Executive shall have the right to terminate her employment with the Company at any time, with or without cause and with or without prior notice to the Company regarding such termination of employment by Executive.

     (c) The duties of Executive shall be as determined by the Board of Directors, by executive management, including the President and Chief Executive Officer and the Senior Vice President - Administration of the Company and in accordance with this Agreement. Without limiting the generality of the foregoing, Executive shall report to and advise the Senior Vice President - Administration regarding the human resources matters (federal, state and local) of the Company. Executive agrees to devote her full time business efforts, attention and energies to the diligent performance of her duties hereunder and will not, during the term hereof, accept employment from any other person, firm, corporation, governmental agency or other entity, provided, however, Executive may devote reasonable amounts of time to activities of a public service, civic, or not-for-profit nature. The Executive shall perform and discharge, faithfully, diligently, and to the best of her ability her duties and responsibilities as Vice President of Human Resources for the Company. The Executive shall adhere to all policies and working rules of the Company and applicable policies of the Company's Affiliates.

     (d) Executive acknowledges and agrees that Executive owes a fiduciary duty of loyalty, fidelity and allegiance to and shall act at all times in the best interest of the Company and shall do no act which would injure the Company's business, its interests, or its reputation. It


EMPLOYMENT AGREEMENT - 2
is agreed that any direct or indirect interest in, connection with or benefit from any outside activities, particularly commercial or legislative activities, which interest might in any way adversely affect the Company, or any of its Affiliates, involves a possible conflict of interest. In keeping with Executive's fiduciary duties to the Company, Executive agrees that Executive shall not knowingly become involved in a conflict of interest with the Company, or its Affiliates, and upon discovery of any such conflict, shall not allow such a conflict to continue. Moreover, Executive agrees that Executive shall disclose to the Company's General Counsel any facts which might involve such a conflict of interest. The Company and Executive recognize that it is impossible to provide an exhaustive list of actions or interests which constitute a "conflict of interest", including the definition set forth in the Company's Code of Business Conduct and Ethics. Moreover, the Company and Executive recognize there are many borderline situations. In some instances, full disclosure of facts by Executive to the Company's General Counsel may be all that is necessary to enable the Company or its Affiliates to protect their interests. In others, if no improper motivation appears to exist and the interests of the Company, or its Affiliates have not suffered, prompt elimination of the outside interest will suffice. In still others, it may be necessary for the Company to terminate the employment relationship with Executive. The Company and Executive agree that the Company's determination as to whether a conflict of interest exists shall be conclusive. The Company reserves the right to take such action as, in its judgment, it deems necessary to end the conflict of interest.

2. COMPENSATION, EXPENSES AND OTHER PAYMENTS
   -----------------------------------------

          Company shall pay, or provide, and Executive shall accept as full consideration for her services to be rendered hereunder, and as a reimbursement or provision for expenses incurred by her, the following:

EMPLOYMENT AGREEMENT - 3

     (a) Base Salary

          An annual salary of $150,000.00, payable in twenty-six (26) equal payments during each year of this Agreement, except during the year 2004 when the Base Salary shall be prorated, provided, however, that effective January 1 of each year beginning in 2006, Executive's annual compensation may be increased in accordance with the provisions for salary increases set forth in subsection
b. below. Executive's minimum total compensation shall be the earned portion of Executive's annual salary at the rate of compensation received by Executive at the time of Executive's termination.

     (b) Annual Adjustments - Base Salary

          Annual performance reviews will determine annual salary increases to which Executive may be entitled effective January 1, 2006, based upon Company's then current Executive Compensation programs as approved by the Compensation Committee of the Board of Directors.

     (c) Incentive Compensation - Annual

          During the term of this Agreement, unless sooner terminated in accordance with this Agreement, Executive shall be entitled to participate in the Company's Executive Annual Incentive Plan in accordance with the terms thereof. Executive shall participate in the 2004 Executive Annual Incentive Plan. The Target Incentive percentage is 30 percent of Executive's Base Salary with a potential maximum of 60 percent. Because Executive will not have worked for the entire calendar year 2004, Executive's award determination under the 2004 Executive Annual Incentive Plan will be made on a pro-rata basis.

     (d) Incentive Compensation - Long Term

          Effective January 1, 2005 and during the remaining term of this Agreement, unless sooner terminated in accordance with this Agreement, Executive shall be entitled to


EMPLOYMENT AGREEMENT - 4
participate in the Company's Long Term Incentive Compensation Plan in accordance with the terms thereof. The Plan, which is subject to change by the Board of Directors, currently includes Restricted Stock, Performance Shares and Stock Options. Executive's participation in the Plan shall be at a level determined appropriate by the Compensation Committee of the Board of Directors.

     (e) Expenses

          Company agrees to reimburse Executive for ordinary and necessary expenses incurred by her in performing services for Company pursuant to the provisions of this Agreement and in accordance with established Company policies.

3. OTHER BENEFIT MATTERS
   ---------------------

     (a) Flexible Time Off

          Flexible Time Off (FTO) hours are accrued each bi-weekly pay period. These hours provide compensated time off for vacation, personal illness, illness of a family member or other personal business. The accrual rate is based on length of service. Executive shall, beginning on the Date of Hire, accrue FTO at the rate of 4.62 hours per bi-weekly pay period (120 hours per year). In addition, beginning on the Date of Hire and on each of the first four anniversaries of the Date of Hire thereafter, Executive shall be front loaded one additional week of FTO. The combined front loaded and accrued FTO shall equal four weeks annually (160 hours per year).

     (b) Retirement Benefits

                  Annual retirement benefits for officers are payable under the Company Retirement Plan (a qualified defined benefit pension plan for all regular employees) and under the Idaho Power Company Security Plan for Senior Management Employees ("Security Plan") (a non-qualified defined benefit plan for senior management employees). The principal element in


EMPLOYMENT AGREEMENT - 5
the retirement benefits for Company officers is the Security Plan. Eligibility for participation in the Security Plan is limited to key employees that are designated by the Company. The Company shall designate Executive as a participant in the Security Plan upon the Date of Hire. Under the Security Plan, the participation percentage equals six percent of Executive's Final Average Pay for each year of the first ten years of Executive's employment with the Company and one percent for each year of employment thereafter with a maximum retirement percentage of 75 percent.

     (c) Nothing contained herein shall affect the Company's ability to alter, amend, modify, add to, delete or terminate any of the Company's employee benefit plans, policies or programs; provided, however, that the Company may take no such action which would have the effect of reducing or eliminating any benefit, right or feature which the Executive shall have as of the time of such action unless the Company's action applies equally to all Company officers participating in such plan, policy or program.

4. TERMINATION OF EMPLOYMENT
   -------------------------

          Unless terminated in accordance with the following provisions of this
Section 4, the Company shall continue to employ Executive and Executive shall continue to work for the Company, during the Term of this Agreement.

     (a) Death or Disability

          Executive's employment shall terminate automatically upon Executive's death during the Term of this Agreement. The Company shall be entitled to terminate Executive's employment because of Executive's Disability during the Term of this Agreement as "Disability" is defined in the Company's Long-Term Disability Plan as in effect immediately prior to the Date of Termination ("Disability").


EMPLOYMENT AGREEMENT - 6

     (b) By the Company

          (i) The Company may terminate Executive's employment during the Term of this Agreement for Cause or without Cause.

          (ii) Cause shall mean (A) a material default or other material breach by Executive of her obligations under this Agreement, (B) failure by Executive diligently and competently to perform Executive's duties under this Agreement, or as prescribed by the Company, (C) misconduct, dishonesty, insubordination,
(D) any act by Executive detrimental to the good will of the Company or damaging to the Company's relationships with its customers, suppliers or employees, (E) Executive's final conviction of a felony or of a misdemeanor involving moral turpitude, or (F) Executive's involvement in a conflict of interest as referenced in Subsection 1(d) for which the Company makes a determination to terminate Executive's employment.

     (c) By Executive

          (i) Executive may terminate employment upon thirty (30) days prior written notice to the Company.

     (d) Termination Procedures.
         -----------------------

          (i) Notice of Termination. Any purported termination of Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Subsection 11(a) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

EMPLOYMENT AGREEMENT - 7

          Termination for Cause. A Notice of Termination for Cause shall specify in reasonable detail the specific provision(s) in this Agreement and the event(s) and/or performance matters relied upon as the basis for such termination.

          (ii) Date of Termination. The "Date of Termination," with respect to any purported termination of Executive's employment during the Term of this Agreement, shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the full-time performance of Executive's duties during such thirty (30) day period), and (B) if Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company for other than Cause, shall not be less than thirty (30) days and, in the case of a termination by Executive shall not be less than thirty (30) days, from the date such Notice of Termination is given).

          (iii) No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

5. OBLIGATIONS OF THE COMPANY UPON TERMINATION
   -------------------------------------------

     (a) By the Company other than for Cause, Death or Disability.
         ---------------------------------------------------------

          If, during the Term of this Agreement, the Company terminates Executive's employment other than for Cause, death, or Disability,

          (i) the Company shall continue to pay or provide to Executive commencing with the month in which the Date of Termination shall have occurred and ending on the last day of the Term of the Agreement (the "Severance Period") (paid in the same form and at the same time as would have been paid had Executive's employment not been terminated), (A) Executive's



EMPLOYMENT AGREEMENT - 8

Annual Base Salary (at the same level that was being paid to Executive on the Date of Termination) and (B) Annual Incentive Compensation equal to the highest earned by Executive during any year of employment with the Company preceding the Date of Termination.

          (ii) the Company shall pay to Executive any accrued but unpaid FTO. The Company shall have no further obligation under this Agreement except as specified in Section 6 below.

     (b) Death or Disability.
         -------------------

          If Executive's employment is terminated by reason of Executive's death or Disability during the Term of this Agreement, the Company shall pay to Executive or, in the case of Executive's death, to Executive's designated beneficiaries (or, if there is no such beneficiary, to Executive's estate or legal representative) as soon as permitted under the terms of the respective Company plans or programs the following amounts:

          (i) any portion of Executive's Annual Base Salary earned through the Date of Termination that has not yet been paid;

          (ii) an amount representing the Annual Incentive Compensation for the year that would otherwise vest and/or become payable with respect to the year in which the Date of Termination occurs, computed by assuming that the amount of all such Incentive Compensation would be equal to the amount of such Incentive Compensation that Executive would have been eligible to earn for the year, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the year; and

          (iii) any accrued but unpaid FTO.

          In addition to the payments described above, any Restricted Shares, Performance Shares or Stock Options issued under the Company's Long Term Incentive Plan will vest, if at


EMPLOYMENT AGREEMENT - 9
all, in accordance with the provisions of the respective plans and the corresponding grant agreements.

          The Company shall have no further obligations under this Agreement, except as specified in Section 6 below.

     (c) By the Company for Cause or by Executive. If Executive's employment is terminated by the Company for Cause or if Executive voluntarily terminates employment during the Term of this Agreement, the Company shall pay Executive, within thirty (30) days after the Date of Termination, the Annual Base Salary through the Date of Termination to the extent not yet paid, and the Company shall have no further obligations under this Agreement, except as specified in
Section 6 below.

     (d) Notwithstanding any provision herein to the contrary, the Company shall not have any obligation to pay any amount or provide any benefit under this
Section 5 unless and until the Executive executes a release (if able to do so) of the Company, its affiliates and related parties, in such form as the Company may reasonably request, of all claims against the Company, its Affiliates and related parties relating to the Executive's employment and termination thereof.

     (e) Company and Executive have entered into a Change In Control Agreement which is attached to this Agreement as Exhibit A. To the extent there is a termination of employment that entitles the Executive to severance benefits under the Change In Control Agreement, the provisions of said Change In Control Agreement shall supersede the provisions of this Agreement and the Executive shall receive severance benefits pursuant to the terms of the Change In Control Agreement and the Company shall have no obligations under the terms of this Agreement.



EMPLOYMENT AGREEMENT - 10

6. NON-EXCLUSIVITY OF RIGHTS
   -------------------------

     Except as provided in Sections 1 and 3 of this Agreement, nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Affiliates for which Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company or any of its Affiliates. Vested benefits and other amounts that Executive is otherwise entitled to receive under any other plan, policy, practice, or program of, or any contract or agreement with, the Company or any of its Affiliates on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract, or agreement, as the case may be, except as explicitly modified by this Agreement.

7. NON-COMPETITION PROVISION AND CONFIDENTIAL INFORMATION
   ------------------------------------------------------

     (a) Without prior written consent of the Company, during the period of Executive's employment with the Company and for 12 months thereafter, Executive shall not, as a shareholder, officer, director, partner, consultant, or otherwise, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns or Affiliates or undertake any action which would be injurious to the Company or its Affiliates or assist the Company's or its Affiliates' competitors; provided, however, that Executive's ownership of less than five percent of the issued and outstanding voting securities of a publicly traded company shall not be deemed to constitute such competition. A business or enterprise is deemed to be "in competition" if it is engaged in any material business in which the Company or any of its Affiliates engage in any state of the United States during the "applicable time." "Applicable time" means (i) the period of Executive's employment hereunder; and (ii) for the period of 12 months following the Date of Termination.


EMPLOYMENT AGREEMENT - 11

     (b) Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliates and their respective businesses that Executive obtains during Executive's employment by the Company or any of its Affiliates and that is not public knowledge (other than as a result of Executive's violation of this Section 7) ("Confidential Information"). Executive shall not communicate, divulge, or disseminate Confidential Information at any time during or after Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.

     (c) (i) Executive acknowledges that if Executive shall breach or threaten to breach any provision of this Section 7, the damages to the Company and its Affiliates may be substantial, although difficult to ascertain, and money damages will not afford the Company and its Affiliates an adequate remedy. Therefore, if the provisions of this Section 7 are violated, in whole or in part, the Company and its Affiliates shall be entitled to specific performance and injunctive relief, without prejudice to other remedies the Company and/or its Affiliates may have at law or in equity.

          (ii) If any term or provision of this Section 7, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Section 7, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Section 7 shall be valid and enforceable to the fullest extent permitted by law. Moreover, if a court of competent jurisdiction deems any provision hereof to be too broad in time, scope, or area, it is expressly agreed that such provision shall be reformed only to the extent necessary to render it enforceable.


EMPLOYMENT AGREEMENT - 12

8. SUCCESSORS; BINDING AGREEMENT
   -----------------------------

          The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

9. ARBITRATION
   ------------

          Any dispute or controversy between the parties relating to this Agreement (except any dispute relating to Section 7 hereof) or relating to or arising out of Executive's employment with the Company, shall be settled by binding arbitration in the City of Boise, State of Idaho, pursuant to the governing rules of the American Arbitration Association and shall be subject to the provisions of the Uniform Arbitration Act, Idaho Code, Sections 7-901, et. seq. Judgment upon the award may be entered in any court of competent jurisdiction. Notwithstanding anything herein to the contrary, if any dispute arises between the parties under Section 7 hereof, the Company shall not be required to arbitrate such dispute or claim but shall have the right to institute judicial proceedings in any court of competent jurisdiction with respect to such dispute or claim. If such judicial proceedings are instituted, the parties agree that such proceedings shall not be stayed or delayed pending the outcome of any arbitration proceedings hereunder.

10. MISCELLANEOUS
    -------------

     (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by certified mail, postage prepaid, addressed as follows:

EMPLOYMENT AGREEMENT - 13

             If to the Company:        Darrel T. Anderson
                                       Senior Vice President - Administration
                                       IDACORP, Inc.
                                       P. O. Box 70 Boise, Idaho
                                       83707-0070

             If to Executive:          Luci K. McDonald
                                       171 Provident Drive
                                       Boise, Idaho  83706-4017

or to such other address as either party may designate by written notice to the other, and shall be deemed to have been given upon receipt.

     (b) Other than the Change In Control Agreement attached as Exhibit A, this Agreement constitutes the entire agreement between the parties hereto with respect to Executive's employment by the Company, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to Executive's employment with the Company.

     (c) This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

     (d) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives.

EMPLOYMENT AGREEMENT - 14

Neither this Agreement nor any right or obligation hereunder may be assigned by the Company (except to an Affiliate) or by Executive.

     (e) If any provision of this Agreement, or portion thereof, is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

     (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Idaho.

     (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     (h) Executive represents and warrants that Executive is not party to any agreement which would prohibit Executive from entering into this Agreement or performing fully Executive's obligations hereunder.

     (i) The obligations of Executive set forth in Section 7 represent independent covenants by which Executive is and will remain bound notwithstanding any breach by the Company, and shall survive the termination of this Agreement.

          IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date first written above.

                                    IDACORP, INC.

                                    By: /s/ Darrel T. Anderson
                                          Darrel T. Anderson
                                          Senior Vice President - Administration


                                    EXECUTIVE


                                    /s/ Luci K. McDonald

EMPLOYMENT AGREEMENT - 15